TRANSFER AND ADMINISTRATION AGREEMENT
                                    between
                           ENTERPRISE FUNDING CORPORATION,
                                   as Company
                                       and
                                LADD FURNITURE, INC.
                       as Transferor and Collection Agent
                                       and
                           CLAYTON-MARCUS COMPANY, INC.,
                              BARCLAY FURNITURE CO.,
                                       and
                            LADD TRANSPORTATION, INC.
                           as Designated Subsidiaries
                          Date as of January 28, 1994

                                TABLE OF CONTENTS
                                                                         Page
                                   ARTICLE I
                                  DEFINITIONS
SECTION 1.1.   Certain Defined Terms.......................................1
SECTION 1.2.   Other Terms................................................20
SECTION 1.3.   Computation of Time Periods................................20

                                   ARTICLE II
                           PURCHASES AND SETTLEMENTS
SECTION 2.1.   Facility...................................................20
SECTION 2.2.   Transfers; Company Certificate; Eligible Receivables.......20
SECTION 2.3.   Selection of Tranche Periods and Tranche Rates.............23
SECTION 2.4.   Fees and Other Costs and Expenses..........................24
SECTION 2.5.   Non-Liquidation Settlement and Reinvestment Procedures.....24
SECTION 2.6.   Liquidation Settlement Procedures..........................25
SECTION 2.7.   Fees.......................................................26
SECTION 2.8.   Protection of Ownership Interest of the Company............26
SECTION 2.9.   Deemed Collections; Application of Payments................27
SECTION 2.10.  Payments and Computations, Etc.............................28
SECTION 2.11.  Reports....................................................28
SECTION 2.12.  Collection Account.........................................29

                                   ARTICLE III
                           REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties of the Transferor............29
SECTION 3.2   Reaffirmation of Representations and Warranties by
                the Transferor............................................32

                                        i

                                  ARTICLE IV
                            CONDITIONS PRECEDENT

SECTION 4.1    Conditions to Closing......................................33

                                  ARTICLE V
                                  COVENANTS

SECTION 5.1.   Affirmative Covenants of Transferor........................36
SECTION 5.2.   Negative Covenants of Transferor...........................40
SECTION 5.3.   Financial Covenants of Transferor..........................41


                                 ARTICLE VI
                       ADMINISTRATION AND COLLECTIONS

SECTION 6.1.   Appointment of Collection Agent............................41
SECTION 6.2.   Duties of Collection Agent.................................42
SECTION 6.3.   Rights After Designation of New Collection
                     Agent................................................43
SECTION 6.4.   Responsibilities of the Transferor.........................44


                                 ARTICLE VII
                             TERMINATION EVENTS

SECTION 7.1.   Termination Events..........................................44
SECTION 7.2.   Termination.................................................46


                                ARTICLE VIII
                 INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.  Indemnities by the Transferor................................46
SECTION 8.2.  Indemnity for Taxes, Reserves and Expense....................48
SECTION 8.3.  Other Costs, Expenses and Related Matters....................50
SECTION 8.4.  Reconveyance Under Certain Circumstances.....................51

                                        ii


                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1.  Term of Agreement..........................................51
SECTION 9.2.  Waivers; Amendments........................................51
SECTION 9.3.  Notices....................................................52
SECTION 9.4.  Governing Law; Submission to Jurisdiction; Integration.....53
SECTION 9.5.  Severability; Counterparts.................................54
SECTION 9.6.  Successors and Assigns.....................................54
SECTION 9.7.  Waiver of Confidentiality..................................54
SECTION 9.8.  Confidentiality Agreement..................................54
SECTION 9.9.  Confidentiality Agreement of the Company...................55
SECTION 9.10. No Bankruptcy Petition Against the Company.................55
SECTION 9.11. No Recourse Against Stockholders, Officers or Directors....55
SECTION 9.12. Characterization of the Transactions
                 Contemplated by the Agreement............................56
SECTION 9.13. Company Certificate........................................56

                                   EXHIBITS

EXHIBIT A Form of Contract
EXHIBIT B Credit and Collection Policies and Practices
EXHIBIT C List of Lock-Box Banks, Addresses and Account Numbers
EXHIBIT D Form of Lock-Box Agreement
EXHIBIT E Form of Investor Report
EXHIBIT F Form of Transfer Certificate
EXHIBIT G Form of Weekly Report
EXHIBIT H List of Actions and Suits
EXHIBIT I Location of Records
EXHIBIT J List of Subsidiaries, Divisions and Tradenames
EXHIBIT K-1 Form of Opinion of Counsel for the Designated Subsidiaries

                                        iii

EXHIBIT K-2 Form of Opinion of Counsel for the Transferor
EXHIBIT L Form of Responsible Officer's Certificate
EXHIBIT M Form of Company Certificate
EXHIBIT N Transferor's Fiscal Month Ending Dates
EXHIBIT O Definitions for Fiscal Covenants
EXHIBIT P Agreed Upon Procedures Report

                                        iv



              TRANSFER AND ADMINISTRATION AGREEMENT


               TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of January 28, 1994, between LADD FURNITURE, INC., a North Carolina corporation, as transferor (in such capacity, the "Transferor") and as collection agent (in such capacity, the "Col-lection Agent"), CLAYTON-MARCUS COMPANY, INC., a North Carolina corporation, BARCLAY FURNITURE CO., a Mississippi corporation, LADD TRANSPORTATION, INC., a North Carolina corporation (together, the "Designated Subsidiaries"), and ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company").

               WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

               NOW, THEREFORE, the parties hereby agree as follows:


                            ARTICLE I

                           DEFINITIONS
               SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

               "Administrative Agent" means NationsBank of North
Carolina, N.A., as administrative agent.

               "Affiliate" of the Collection Agent, of the Transferor, or of the Company means any Person directly or indirectly con-trolling, controlled by, or under direct or indirect common control with, the Collection Agent, the Transferor or the Compa-ny. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

               "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

                                "Aggregate Unpaids" means, at any time,
an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all amounts owed (whether due or accrued) hereunder by Transferor to the Company at such time.

               "Arrangement Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

               "Average Collection Period" means at any time a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Receivables and the denominator of which shall be the Collections as set forth in the most recent Investor Report and (ii) thirty (30).

               "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider) and (ii) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding
Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus 2%.

               "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar
Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

               "BR Tranche" means a Tranche as to which Discount is calculated at the Base Rate.

               "BR Tranche Period" means, with respect to a BR
Tranche, prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business
Day requested by the Transferor and agreed to by the Company or the Liquidity Provider , as the case may be, and after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche
Period shall end on the next succeeding Business Day.
                                   "Capitalized Lease" of a Person
means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

               "CD Rate" shall mean, with respect to any CD Tranche Period, a rate which is .75% in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such CD Tranche Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emer-gency, supplemental, special or other reserves) that would be applicable during such Tranche Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Tranche Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated in good faith using commercially reasonable means by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

               "CD Tranche" means a Tranche as to which Discount is calculated at the CD Rate.

               "CD Tranche Period" means, with respect to a CD Tranche, prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, and after the Termination Date, a period of one day. If such CD Tranche Period would end on a day which is not a Business Day, such CD Tranche Period shall end on the next succeeding Business Day.

               "Certificate of Deposit Rate" means, with respect to any CD Tranche Period, the average of the bid rates determined in good faith using commercially reasonable means by the Liquidity Provider to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of the CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recog-nized standing selected by the Liquidity Provider for the purchase in New York from the Liquidity Provider at face value of certificates of deposit of the Liquidity Provider in an aggregate amount approximately comparable to the amount of the CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable CD Tranche Period.

               "Closing Date" means January 28, 1994.
                          "Collateral Agent" means NationsBank of
North Carolina, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

               "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections of such Receivable.

               "Collection Account" means the account, established by the Collateral Agent, for the benefit of the Company, pursuant to
Section 2.12.

               "Collection Agent" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

               "Collection Delay" means 30 days, or upon written notice to the Collection Agent, such higher number of days as the Administrative Agent may estimate to be necessary for the collec-tion of a Receivable.

               "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

               "Company Certificate" means the certificate issued to the Company pursuant to Section 2.2 hereof.

               "Concentration Factor" means for any Designated Obligor 3% of the Outstanding Balance of all Eligible Receivables;
provided however, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard &
Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement antici-pating a downgrading of such Designated Obligor's long term unse-cured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors") 5% of the Outstanding Balance of all Eligible Receivables at such time.

               "Contract" means an agreement or invoice in substan-tially the form of one of the forms set forth in Exhibit A or otherwise approved by the Company, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

               "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate
(or rates) to an interest-bearing equivalent rate per annum.

               "CP Tranche" means a Tranche as to which Discount is calculated at a CP Rate.

               "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed 180 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

               "Credit and Collection Policy" shall mean the Designated Subsidiaries' and the Transferor's credit and collec-tion policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified by the Transferor from time to time in compliance with Section 5.2(c).

               "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Credit Support Provider" means the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Dealer Fee" means the fee payable by the Transferor to the Collateral Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

               "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section
2.9(a) or (b).

               "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) if the Transferor or an Affiliate is the Collection Agent, which has been identified by the Collection
Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

                                   "Delinquency Ratio" means, the
ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the sum of the aggregate Outstanding Balance of all outstanding Delinquent Receivables plus the aggregate amount of Receivables designated as "disputed" or a "deduction" on the Collection Agent's books and records, by (ii) the aggregate Out-standing Balance of all Receivables as of such date less
Defaulted Receivables as of such date.

               "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

               "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice from the Company, delivered at any time in good faith and based upon reasonable criteria relating to such Obligor's financial performance or financial condition.

               "Designated Subsidiary" means each of Clayton-Marcus Company, Inc., Barclay Furniture Co., and LADD Transportation,
Inc. and such other wholly-owned subsidiaries of the Transferor as (i) become parties to the Purchase Agreement and to this Agreement and (ii) are consented to in writing by the Company to be "Designated Subsidiaries" hereunder.

               "Dilution Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances, other dilution factors, and any other billing or other adjustment by the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during the pre-ceding three Fiscal Months (including such Fiscal Month) by (ii) the aggregate Outstanding Balance of all Receivables which arose during such three Fiscal Months.

               "Dilution Reserve" means, at any time, an amount equal to the product of (i) 1.5, (ii) the highest Dilution Ratio as of the last day on any of the preceding twelve (12) months and (iii) the sum of the Net Investment, the Loss Reserve, the Discount
Reserve and the Servicing Fee Reserve, all at such time.

               "Discount" means, with respect to any Tranche Period:

                         (TR x TNI x AD)                 360

Where:

TR  =     the Tranche Rate applicable to such Tranche Period.
TNI  =              the portion of the Net Investment allocated to such
          Tranche Period.

AD  =     the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

               "Discount Reserve" means, at any time, an amount equal to:

                             TD + LY

Where:

TD   =    the sum of the unpaid Discount for all Tranche Periods.

LY   =    the Liquidation Yield

               "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a)) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the Company from investing the proceeds of such reductions.

               "Effective Date" shall mean the Business Day on which all the conditions precedent set forth in Section 4.1 hereof shall be satisfied.

               "Eligible Investments" shall mean (a) negotiable in-struments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respec-tively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

               "Eligible Receivable" means, at any time, any Re-ceivable:

                                                  (i)  which either
     (x) has been originated by a Designated Obligor and transferred by such Designated Subsidiary to the Transferor or (y) originated by the Transferor and, in either case to which the Transferor has good title thereto, free and clear of all Adverse Claims;

                                                 (ii)  the Obligor of
     which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency; provided, however, that Receivables with an aggregate Outstanding Balance not greater than 2% of the aggregate Outstanding Balance of all Receivables may be originated by Obligors which are Canadian residents;

                                                (iii)  which is not a
     Defaulted Receivable at the time of the initial creation of an interest of the Company therein;

                                                 (iv)  which is not
     a Delinquent Receivable at the time of the initial creation of an interest of the Company therein (other than regarding
     Receivables transferred on the date of the initial Incremental Transfer hereunder);

          (v)  which, according to the Contract
     related thereto, is required to be paid in full within 30 days of the original billing date therefor; provided, however, that Receivables with an aggregate Outstanding Balance not greater than 15% of the aggregate Outstanding Balance of all Receivables may be required to be repaid in full between 31 and 180 days from the original billing date therefor;

                                                 (vi)  which is an
     "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                                                (vii)  a purchase of
     which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                                               (viii)  which is an
     "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions;



                                               (ix)  which is denominated and
        payable only in United States dollars in the United States;

                                              (x)  which, arises under a
     Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor en-forceable against such Obligor in accordance with its terms and is not subject to any offset, counterclaim or other defense at such time;


                                     (xi)  which, together with the
     Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportuni-ty, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                              (xii)  which (A) satisfies, in all
     material respects, all applicable requirements of the applicable Credit and Collection Policy, and (B) is assignable without the consent of, or notice to, the Obligor thereunder;

                            (xiii)  which was generated in the ordinary
     course of the Transferor's or a Designated Subsidiary's business; and
                             (xiv)  the Obligor of which has been
     directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a Lock-Box Agreement in effect.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

               "Estimated Maturity Period" means, at any time, the period, rounded to the nearest whole number of days, equal to the weighted average days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the requirements of the Credit and Collection Policy as applied by the Transferor and the Transferor's normal accounting practices applied on a basis consistent with those reflected in the Transferor's financial statements, provided, however, that if the Company shall disagree with any such calculation on the basis that an error in the calculation exists, the Company may recalculate the Estimated Maturity Period in accordance with the foregoing and based on reasonable assumptions based on fact, and such recalculation, in the absence of manifest error, shall be conclusive.

               "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a rate which is .625% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum re-serve requirement as specified in Regulation D (including, with-out limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Liquidity Provider during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assess-ment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

               "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

               "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company or the Liquidity Provider , as the case may be, commenc-ing on a Business Day requested by the Transferor and agreed to by the Company; provided, however, that if such Eurodollar
Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next suc-ceeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

               "Event of Bankruptcy", with respect to any Person, shall mean (i) that such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, that results in the entry of an order which remains undismissed, unbonded or unstayed pending appeal and in effect for a period of 60 days from the date of entry thereof or (ii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clause (i).

               "Fee Letter" means the letter agreement dated the date hereof between the Transferor and the Company, as amended, modified or supplemented from time to time.

               "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

               "Fiscal Month" shall mean each fiscal month of the Transferor as set forth on Exhibit N hereto.

               "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

               "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a).

               "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or pro-duction from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

               "Indemnified Amounts" has the meaning specified in
Section 8.1.

               "Indemnified Parties" has the meaning specified in
Section 8.1.

               "Interest Coverage Ratio" has the meaning specified in Exhibit O.

               "Investor Report" means a report, in substantially the form of Exhibit E or in such other form as is mutually agreed to by the Transferor and the Company, furnished by the Collection
Agent to the Company and the Administrative Agent pursuant to
Section 2.11(b).

               "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

             "Leverage Ratio" has the meaning specified in Exhibit O.

             "LIBOR Rate" shall mean, with respect to any Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

                 "Liquidation Yield" means, at any time, an amount equal to:

                  (RVF x LBR x NI) x (EM + CD)
                                        360

Where:

RVF  =    the Rate Variance Factor.

LBR  =    the Base Rate which is applicable to the liquidation
          period of the Net Investment at such time.

NI   =    the Net Investment.

EM   =    the Estimated Maturity Period of the Receivables.

CD   =    the Collection Delay.

               "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Lock-Box Account" means an account maintained by the Collection Agent or any Designated Subsidiary at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

               "Lock-Box Agreement" means an agreement among the Collateral Agent, the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit D hereto.

               "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8.

               "Loss Percentage" means on any day the greater of (i) five (5) times the highest Loss-to-Liquidation Ratio as of the last day of the twelve (12) months preceding the then current month, (ii) three (3) times the highest Concentration Factor of all Designated Obligors (exclusive of A1/A+ Rated Obligors) and
(iii) ten (10) percent.

               "Loss Reserve" means, on any day, an amount equal to:

                   LP x (NI + DLR + DR + SFR)
Where:

LP   =    the Loss Percentage at the close of business of the
          Collection Agent on such day.

NI   =    the Net Investment at the close of business of the
          Collection Agent on such day.

DLR  =    the Dilution Reserve at the close of business of the
          Collection Agent on such day.

DR   =    the Discount Reserve at the close of business of the
          Collection Agent on such day.

SFR  =    the Servicing Fee Reserve at the close of business of
          the Collection Agent on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to 10.0% of the highest Net Investment at any time since the Closing Date.

               "Loss-to-Liquidation Ratio" means, for any period of determination, the ratio (expressed as a percentage) computed as of the last day of such period by dividing (i) the aggregate Out-standing Balance of all Receivables which became Defaulted Receivables during such period, by (ii) the aggregate amount of Collections received by the Collection Agent during such period less Deemed Collections for the period.

               "Material Subsidiary" means, as at any date of determination, any Subsidiary whose net sales for the rolling four quarter period ending on the Quarterly Date falling on or immediately preceeding such date of determination exceed $20,000,000 or whose assets exceed $15,000,000 as at such date.

               "Maximum Net Investment" means $30,000,000.

               "Maximum Percentage Factor" means 95%.

               "Moody's" means Moody's Investors Service, Inc.

               "Net Investment" means the sum of the Transfer Prices for each Incremental Transfer less the aggregate amount of Collections received and applied by the Company to reduce such Net Investment pursuant to Section 2.6 or Section 2.9; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

               "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus
(iii) the aggregate Outstanding Balance of all Eligible Receivables of each Obligor with respect to which either 10% or more of such Obligor's Receivables are Defaulted Receivables or 50% or more of such Obligor's Receivables are Delinquent Receiv-ables.

               "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

               "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

               "Outstanding Balance" of any Receivable at any time means the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

               "Percentage Factor" means the percentage computed at any time of determination as follows:

                    NI + LR + DLR + DR + SFR
                               NRB
Where:

NI   =    the Net Investment at the time of such computation.

LR   =    the Loss Reserve at the time of such computation.

DLR  =    the Dilution Reserve at the time of such computation.

DR   =    the Discount Reserve at the time of such computation.

SFR  =    the Servicing Fee Reserve at the time of such
          computation.

NRB  =    the Net Receivables Balance at the time of such
          computation.


               Notwithstanding the foregoing computation, the Percentage Factor shall not exceed one hundred percent (100%). The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall daily recompute the Percentage Factor and report such recomputations to the Company monthly in the Investor Report or as requested by the Company. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to
Section 2.2(a) or any reinvestment Transfer made pursuant to
Section 2.2(b) and 2.5 during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Termination Date, shall remain constant at all times thereafter until such time as the Company shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

               "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

               "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

               "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

               "Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

               "Purchase Agreement" means the Receivables Purchase Agreement dated as of January 28, 1994, among the Transferor and the Designated Subsidiaries, as the same may be amended, supple-mented or otherwise modified.

               "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

               "Quarterly Date" has the meaning specified in Exhibit
O.

               "Quarterly Period" has the meaning specified in Exhibit
O.

               "Rate Variance Factor" means the number, computed from time to time in good faith by the Company, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Company from time to time, set forth in a written notice by the Company to the Transferor and the Collection Agent.

               "Receivable" means the indebtedness owed to the Transferor by any Obligor (without giving effect to any purchase hereunder by the Company at any time) under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by the Transferor or a Designated Subsidiary and thereafter transferred to the Transferor by such Designated Subsidiary, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect there-to. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

               "Records" means all Contracts and other documents, books, records and other information (including, without limita-tion, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

               "Related Security" means with respect to any Receiv-able:

               (i)  all of the Transferor's interest,
     if any, in the merchandise (including returned merchandise), if any, the sale of which by the Transferor gave rise to such Receivable;

              (ii)  all other security interests or
     liens and property subject thereto from time to time, if any, purporting to secure payment of such Re-ceivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all fi-nancing statements signed by an Obligor describing any collateral securing such Receivable;


             (iii)  all guarantees, insurance or other
     agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Re-ceivable or otherwise; and

        (iv)  all Records.

               "Section 8.2 Costs" has the meaning specified in
Section 8.2(d).

               "Servicing Fee" shall mean the fee payable by the Company to the Collection Agent, with respect to a Tranche, in an amount equal to 0.50% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3. Such fee shall accrue from the date of the initial purchase of an ownership interest in the Receivables to the later of the Termination Date or the date on which the Net Investment is reduced to zero. On or prior to the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5. After the Termination Date such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6.

               "Servicing Fee Reserve" means at any time the sum of
(i) the Servicing Fee for all Tranches and (ii) an amount equal to the product of (A) the Net Investment at such time, and (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of the Estimated Maturity Period and the Collection Delay and as the denominator, 360.

               "Standard & Poor's" or "S&P" means Standard & Poor's
Ratings Group.

               "Subsidiary" of a Person means any corporation more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any simi-lar business organization which is so owned or controlled.

               "Termination Date" means the earliest of (i) that Business Day designated by the Transferor to the Company as the Termination Date at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day on which the Company delivers a notice of termination pursuant to
Section 7.2, or (v) January 27, 1995 unless extended not later than 60 days prior to such date for any additional period by con-sent of the Company, the Designated Subsidiaries, the Transferor and the Collateral Agent.

               "Termination Event" means an event described in Section
7.1.

               "Tranche" means a portion of the Aggregate Net
Investment allocated to a Tranche Period pursuant to Section 2.3.

               "Tranche Period" means a CP Tranche Period, a BR
Tranche Period, a CD Tranche Period or a Eurodollar Tranche
Period.

               "Tranche Rate" means the CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate.

               "Transaction Costs" has the meaning specified in
Section 8.3(a).

               "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company of an undivided percentage ownership interest in Receivables hereunder.

               "Transfer Certificate" has the meaning given to it in
Section 2.2(a).

               "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

               "Transfer Price" means with respect to any Incremental Transfer, the amount paid to the Transferor by the Company as described in the Transfer Certificate.

               "Transferred Interest" means, at any time of determina-tion, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, equal to the Percentage Factor at such time, and only at such time
(without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security and Collec-tions with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security and Collections. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.
               "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

               "Unused Facility Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

               "Weekly Report" means a report, in substantially the form of Exhibit G or in such other form as is mutually agreed to by the Transferor and the Company, furnished by the Collection Agent to the Company and the Administrative Agent pursuant to
Section 2.11(a).


               SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of North Carolina, and not specifically defined herein, are used herein as defined in such
Article 9.

               SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                           ARTICLE II

                    PURCHASES AND SETTLEMENTS

         SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, and the Company shall accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, to-gether with Related Security and Collections with respect there-to, from time to time.

               SECTION 2.2. Transfers; Company Certificate; Eligible Receivables. (a) Incremental Transfers. On and after the
Effective Date, upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, and the Company shall accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related
Security and Collections with respect thereto (each, an "Incremental Transfer") from time to time for an aggregate Trans-fer Price not to exceed the Maximum Net Investment; provided that the Company shall not accept any such transfer if it is unable to obtain funds therefor in the commercial paper market or under the Liquidity Provider Agreement. The Transferor shall by notice given by telefax offer to convey, transfer and assign to the Company undivided percentage ownership interests in the Receiv-ables at least three (3) Business Days prior to the proposed date of transfer. Each such notice shall specify the desired Transfer
Price (which shall be at least $1,000,000 and integral multiples of $1,000,000 in excess thereof) and the desired date of such Incremental Transfer, together with the desired Tranche Period
(or range) related thereto as required by Section 2.3.  The
Company shall, by notice given by telephone or telefax, accept such offer to convey, transfer and assign undivided percentage ownership interests. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company against any loss or expense incurred by the Company, either directly or through the Liquidity Provider
Agreement as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense in-curred by the Company, either directly or pursuant to the Liquidity Provider Agreement, by reason of the liquidation or reemployment of funds acquired by the Company or the Liquidity
Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining depos-its as loans from third parties) for the Company to fund such Incremental Transfer.
               On the date of the initial Incremental Transfer, the Company shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period and the Tranche Rate relating to such Transfer and the Transferor shall deliver to the Company the Transfer Certificate in the form of Exhibit F hereto (the
"Transfer Certificate"). The Company shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Company shall send written confirmation to the Transferor of the Transfer
Price, the Tranche Period, the Transfer Date and the Tranche Rate applicable to such Incremental Transfer. The Company shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certifi-cate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated on the signature page hereof, or as provided by the Transferor from time to time by written notice, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.

              (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Company, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Company hereby agrees to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5, such that after giving effect to such Transfer, (i) the amount of the Company's Net Investment at the close of business on such Business Day shall be equal to the amount of the Company's Net Investment at the close of business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Company's Transferred Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Transferred Interest in each other Receivable, together with Related Security and Collec-tions with respect thereto.

                (c) All Transfers. Each Transfer shall consti-tute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing, as well as in each and every Receivable, together with Related Security and Collections with respect thereto, which arises at any time after the date of such Transfer. The Company's aggregate undivided percentage ownership interest in the Receivables, together with Related Security and Collections with respect thereto, shall equal the Percentage Factor in effect from time to time.

                (d) Company Certificate. The Transferor shall issue to the Company the Company Certificate, in the form of Exhibit M, on or prior to the date hereof.

                (e) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after such Termination Date until the date on which the Net Investment shall become zero and the Aggregate Unpaids shall have been paid in full.

               (f) Assignment. The Transferor hereby irrevoca-bly assigns to the Company all of its right, title and interest in and to the Purchase Agreement. The Designated Subsidiaries, by their signature hereto, acknowledge such assignment in favor of the Company.

               SECTION 2.3.  Selection of Tranche Periods and Tranche
Rates.

                    (a) At all times hereafter, but prior to the occurrence of a Termination Event, the Transferor shall, subject to the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period and whether the requested Tranche Rate applicable thereto shall be the CP Rate, the BR Rate, the CD Rate or the Eurodollar Rate (a "Tranche Selection Notice") at least (i) three (3) Business Days prior to the expiration of any then existing Tranche Period if the Tranche Rate to be applicable to the new requested Tranche Period shall be the Eurodollar Rate, (ii) two (2) Business Days prior to the expiration of any then existing Tranche Period if the Tranche Rate to be applicable to the new requested Tranche Period shall be the BR Rate or the CD Rate, and (iii) one (1) Business Day prior to the expiration of any then existing Tranche Period if the Tranche Rate to be applicable to the new requested Tranche Period shall be the CP Rate; provided, however, that the Company may select, in its sole discretion, any such new Tranche Period and Tranche Rate if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Rate requested by the Transferor is unavailable or for any reason commercially undesirable or the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is not available. If the Company determines that the Tranche Period requested by the Transferor is not available, the Company shall, to the extent practicable, consult with the Transferor as to the desired Tranche Period. If, as a result of a lack of liquidity in respect of the Commercial Paper or otherwise, the Liquidity Provider acquires a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, the Liquidity Provider may exercise the right of selection granted to the Company hereby, and the portion of the Net Investment allocated to each selected Tranche Period shall equal, to the extent practicable, the portion of the Net Investment allocated to the Tranche Period that immediately preceded such new Tranche Period. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment to one or more CP Tranche Periods; provided that the Company may determine from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not commercially desirable. In the case of any Tranche Period outstanding upon the occurrence of a Termination Event, such Tranche Period shall end on the date of such occurrence.

              (b) At all times on and after the occurrence of a Termination Event, the Company or the Liquidity Provider , as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

               SECTION 2.4. Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, all amounts payable pursuant to
Article VIII hereof, if any, and the Servicing Fee. The Transferor shall pay to the Collateral Agent on each maturity of Commercial Paper an amount equal to the discount accrued on the Company's Commercial Paper notes to the extent such notes were issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. The Transferor shall pay to the Collateral Agent, on each day on which Commercial Paper is issued by the Company, the Dealer Fee as set forth in the Fee Letter. Discount shall accrue with re-spect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

               SECTION 2.5. Non-Liquidation Settlement and Reinvest-ment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continu-ing, the Collection Agent shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) an amount equal to all Dis-count, the Program Fee, the Unused Fee and the Servicing Fee ac-crued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collec-tions remaining after application of Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Company for the purchase of additional undivided percent-age interests in each Receivable pursuant to Section 2.2(b). On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section
2.5, the Collection Agent shall deposit to the Company's account, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period.
As provided in Section 6.2(b), the Collection Agent shall remit to the Transferor, as soon as practicable after receipt, such portion of Collections not allocated to the Company.

           SECTION 2.6. Liquidation Settlement Procedures. If on the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Company from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied by the Company to the reduction of the Net In-vestment of Tranche Periods selected by the Company. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continu-ing, the Collection Agent shall set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) the Percentage Factor of all Collections received on such day. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Company's account any remaining amounts set aside pursuant to Section 2.5(i) above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Company's account, the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 2.5(i) prior to the Termination Date or the day on which a Potential Termination Event occurs but not to exceed the sum of (i) the ac-crued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) the aggregate of all other amounts then owed (whether due or accrued) hereunder by Transferor to the Company. On such day, the Collection Agent shall deposit to its account, from the amounts set aside pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Ser-vicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Discount, second, in payment of all fees and expenses payable to the Company hereunder, third, if the Transferor is not the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, fourth, in reduction of the Net Investment allocated to such Tranche Period, fifth, in payment of all other amounts payable to the Company and sixth, if the Transferor is the Collection Agent, to its account as Collection Agent, in pay-ment of the Servicing Fee payable to the Transferor as Collection Agent. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Company shall be considered to have reconveyed to the Transferor any interest in the Receivables (including the Transferred Interest), (iii) the Collection Agent shall pay to Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the second sentence of this Section
2.6 and (iv) the Company shall execute and deliver to the Trans-feror, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's interest in the Receivables. Any such documents shall be prepared by or on behalf of the Transferor.

              SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                        (a)  On the last day of each month, to the
Company, the Program Fee and the Unused Facility Fee.  The
Administrative Agent shall provide prior written notice to the Transferor as to the amount of such fees.

                        (b)  On the date of execution hereof, to the
Administrative Agent, the Arrangement Fee.

               SECTION 2.8. Protection of Ownership Interest of the Company. (a) The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Company may reasonably request in order to perfect or protect the Transferred Interest or to enable the Company to exercise or enforce any of its rights hereunder. Without limiting the fore-going, the Transferor will, upon the request of the Company, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Company and mark its master data processing records and other documents with a legend describing the purchase by the Company of the Transferred Interest and stating "An interest in these accounts receivable has been conveyed to Enterprise Funding Corporation pursuant to a Transfer and Administration Agreement dated January 28, 1994." The Transferor shall, upon request of the Company, obtain such additional search reports as the Company shall request. To the fullest extent permitted by applicable law, the Company shall be permitted to sign and file continuation state-ments and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and North Carolina) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Company at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Company all financing statements, in-struments and other documents necessary to preserve and protect the Transferred Interest or requested by the Company in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

                        (b)  The Collection Agent shall instruct all
Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box
Bank pursuant to the related Lock-Box Agreement shall be under the ownership and control of the Collateral Agent. The
Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as either a Collection Agent default or any other Termination Event has not occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received fifteen (15) days' prior notice of such termi-nation. If the Transferor or the Collection Agent receives any Collections or the Transferor is deemed to receive any Collections pursuant to Section 2.9, the Transferor or the Collection Agent, as applicable, shall immediately, but in any event within two Business Days of receipt, remit such Collections to a Lock-Box Account. If any Designated Subsidiary receives any Collections, such Designated Subsidiary shall immediately, but in any event within two Business Days of receipt, remit such Collec-tions to a Lock-Box Account.

            SECTION 2.9. Deemed Collections; Application of Pay-ments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation which shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6, as applicable. Each Designated Subsidiary agrees that it shall be liable, jointly and severally with the Transferor, for any obligation of the Transferor under this Section 2.9(a) which relates to or arises out of a Receivable transferred by such Designated Subsidiary to the Transferor pursuant to the Purchase Agreement. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

                    (b)If on any day any of the representations or warranties in Article III is no longer true with respect to a Re-ceivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the aggregate Percentage Factor of the Outstanding Balance of such Receivable and such amount shall be allocated to the Company by the Collection Agent and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6, as applicable. Each Designated Subsidiary agrees that it shall be liable, jointly and severally with the Transferor, for any obligation of the Transferor under this Section 2.9(b) which relates to or arises out of a Re-ceivable transferred by such Designated Subsidiary to the Trans-feror pursuant to the Purchase Agreement. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

                    (c)Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor shall, except as other-wise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

            SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company they shall be paid or deposited in the account indicated on the signature page hereof, until otherwise notified by the Company. The Transferor shall, to the extent permitted by law, pay to the Company upon demand, interest on all amounts not paid or deposited when due to the Company hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations of amounts payable by the Transferor hereunder to the Company, the Liquidity Provider or the Credit Support Provider shall be binding absent manifest error.

             SECTION 2.11. Reports. (a) On each Wednesday of each week (or if such day is not a Business Day, the next succeeding Business Day), the Collection Agent shall prepare and forward to the Company and the Administrative Agent a Weekly Report certify-ing as to the calculation of the Net Receivables Balance as of the close of business on the immediately preceding Business Day.

              (b) Prior to the tenth day of each month, the Col-lection Agent shall prepare and forward to the Company and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding Fiscal Month, (ii) if requested by the Company or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Company or the Administrative Agent may reasonably request.

             SECTION 2.12. Collection Account. There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company, with the Collateral Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company. The Collection Agent shall remit daily within two Business Days of receipt to the Collection Account all Collections received with respect to any Receivables which are allocable to the Company pursuant to Section 2.5(i) and Section 2.6; provided, however, the Collection Agent shall be permitted to make payments to the Company on the last day of each Tranche Period instead of depositing funds into the Collection Account on a daily basis for so long as, and only for so long as no Collection Agent default and no other Termination Event has occurred hereunder. Funds on deposit in the Collection Account (other than investment earn-ings) shall be invested by the Collateral Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each calendar month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments re-quired to be made hereunder (including Discount) to the Company. On the date on which the Net Investment is zero and all amounts payable hereunder have been paid to the Company, any funds re-maining on deposit in the Collection Account shall be paid to the Transferor.
                       ARTICLE III

                REPRESENTATIONS AND WARRANTIES

               SECTION 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Compa-ny that:
                 (a) Corporate Existence and Power. The Transfer-or is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now con-ducted.

                 (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Purchase Agreement, the Fee Letter, the Company Certificate and the Transfer Certificate are within the Transferor's corporate powers, have been duly autho-rized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorpora-tion or Bylaws of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any lien on assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8).

                   (c) Binding Effect. Each of this Agreement, the Purchase Agreement, the Fee Letter and the Company Certificate constitutes and the Transfer Certificate upon payment by the Company of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                        (d)  Perfection.  Immediately preceding each
Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatsoever. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

               (e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, the Weekly Reports and the Transferor's financial statements) to the Company or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                (f) Taxes. The Transferor and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Transferor or any of its Subsidiaries except to the extent that failure to file or pay would not have a material adverse effect on the consolidated financial condition of the Transferor or the Company's interest in the Receivables and except for any tax which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Transferor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Transferor, adequate.

               (g) Action, Suits. Except as set forth in Exhib-it H, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor and its Subsidiaries taken as a whole or materially adversely affect the ability of Transferor to perform its obligations under this Agreement.

               (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                (i) Place of Business. The chief place of busi-ness and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 9.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 in jurisdictions where all action required by Section 2.8 has been taken and completed.

                   (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                   (k) Tradenames, Etc. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in Section 9.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit J here-to; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corpo-ration or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

                     (l)  Nature of Receivables.  Each Receivable
included in the Net Receivable Balance is an Eligible Receivable and as "eligible asset" as defined in Rule 3a-7 under the In-vestment Company Act, of 1940, as amended.

                    (m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage
Factor.  As of January 26, 1994, the aggregate Outstanding
Balance of the Receivables in existence was $33,523,286.27 and, as of the close of business on January 26, 1994, the Net
Receivables Balance was $27,635,422.69.

                      (n)  Credit and Collection Policy.  Since
January 13, 1994, there have been no material changes in the Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                      (o) Collections and Servicing. Since October 2, 1993, there has been no material adverse change in the ability of the Transferor to service and collect the Receivables.

                      (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                      (q) Not an Investment Company. The Transferor is not an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                      (r) ERISA. The Transferor is in compliance in all material respects with ERISA and no ERISA lien on any of the Receivables shall exist.

                      (s) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Collateral Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) and delivered to the Collection Agent).

               Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.

               SECTION 3.2. Reaffirmation of Representations and War-ranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5, shall be deemed to have certified that all representations and warranties described in Section 3.1 are correct on and as of such day as though made on and as of such day. Each Transfer shall be subject to the further condition precedent that prior to the date of such Transfer, the Collection Agent shall have delivered to the Collateral Agent, in form and substance satisfactory to the Administrative Agent, a completed Investor Report dated within nine (9) days prior to the date of such Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Administrative Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.
                           ARTICLE IV

                      CONDITIONS PRECEDENT

    SECTION 4.1.  Conditions to Closing.  The Transferor
shall deliver to the Company, prior to this Agreement becoming effective, the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Company:

                    (a) A copy of the Resolutions of the Board of Directors of the Transferor certified by its Secretary approving the Agreement and the other documents to be delivered by the Transferor hereunder.

                     (b) A copy of the Resolutions of the Boards of Directors of each Designated Subsidiary certified by its Secretary approving the Purchase Agreement and the other documents to be delivered by each such Designated Subsidiary hereunder.

                     (c) The Articles of Incorporation of the Trans-feror certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation.

                      (d)  The Articles of Incorporation of each
Designated Subsidiary certified by the Secretary of State or other similar official of each such Designated Subsidiary's jurisdiction of incorporation.

                    (e) A Good Standing Certificate for the Transfer-or issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement.

                     (f)  A Good Standing Certificate for each
Designated Subsidiary issued by the Secretary of State or a simi-lar official of each such Designated Subsidiary's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement or the Purchase Agreement.

                     (g)  A Certificate of the Secretary of the
Transferor certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Purchase Agreement, the Company Certificate, the Transfer Certificate, the Fee Letter and any other documents to be deliv-ered by it hereunder (on which certificates the Company may con-clusively rely until such time as the Company shall receive from the Transferor a revised certificate meeting the requirements of this clause (g)(i)) and (ii) that attached thereto is a true, correct and complete copy of the Transferor's By-Laws.

                      (h)  A Certificate of the Secretary of each
Designated Subsidiary certifying (i) the names and signatures of the officers authorized on its behalf to execute the Purchase Agreement and any other documents to be delivered by it hereunder or thereunder and (ii) that attached thereto is a true, correct and complete copy of each such Designated Subsidiary's By-Laws.

                      (i) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the execution of the initial Incremental Transfer naming each Designated
Subsidiary as the debtor in favor of the Transferor and showing the Company as assignee of the secured party or other similar instruments as may be necessary or in the opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

                      (j) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by any Designated Subsidiary.

                      (k) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Company) dated a date reasonably near the date of the date of the initial Incremental Transfer listing all effective financing statements which name any Designated Subsidiary (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (i) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                     (l) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Company and showing the Collateral Agent as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Company's ownership interest in all Receivables.

                     (m) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.
                     (n) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Company) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (l) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                     (o)  Executed copies of the Lock-Box Agreements.

                     (p) An opinion of Petree Stockton, L.L.P., spe-cial counsel to the Designated Subsidiaries, covering the matters set forth in Exhibit K-1 hereto.

                     (q) An opinion of Petree Stockton, L.L.P., spe-cial counsel to the Transferor, covering the matters set forth in Exhibit K-2 hereto.

                     (r)  A certificate of the Transferor in
substantially the form of Exhibit L hereto executed by the Secretary or Assistant Secretary of the Transferor.

                     (s) A certificate of each Designated Subsidiary in substantially the form of Exhibit L hereto executed by the Secretary or Assistant Secretary of each such Designated
Subsidiary.

                     (t) A computer tape setting forth all Receivables and the Outstanding Balances as of January 26, 1994 thereon and such other information as the Company may reasonably request.

                     (u)  An executed copy of the Fee Letter.

                     (v) The Transferor Certificate, duly executed by the Transferor.

                     (w) The Company Certificate, duly executed by the Transferor and appropriately completed.

                     (x) The Arrangement Fee in accordance with Sec-tion 2.7(b).

                     (y) An Investor Report for the Fiscal Month ended January 1, 1994 and a Weekly Report as at January 26, 1994.

                     (z) Such other documents as the Company shall reasonably request.

               SECTION 4.2. Post Closing Condition. Within 30 days of the Closing Date, the Transferor shall deliver to the Company,
(i) with respect to each of the Transferor and the Designated Subsidiaries, either (A) a certificate of qualification as a for-eign corporation issued by the Secretary of State or other similar official of Alabama or (B) a legal opinion, reasonably acceptable to the Company, of counsel admitted to practice in such state substantially to the effect that such qualification is not required, (ii) with respect to Clayton-Marcus Company, Inc., either (A) a certificate of qualification as a foreign corpora-tion issued by the Secretary of State or other similar official of Georgia or (B) a legal opinion, reasonably acceptable to the Company, of counsel admitted to practice in such state substan-tially to the effect that such qualification is not required,
(iii) with respect to LADD Transportation, Inc., either (A) a certificate of qualification as a foreign corporation issued by the Secretary of State or other similar official of Pennsylvania or (B) a legal opinion, reasonably acceptable to the Company, of counsel admitted to practice in such state substantially to the effect that such qualification is not required, and (iv) with respect to the Transferor, either (A) a certificate of qualifica-tion as a foreign corporation issued by the Secretary of State or other similar official of Texas or (B) a legal opinion, reasonably acceptable to the Company, of counsel admitted to practice in such state substantially to the effect that such qualification is not required.

                           ARTICLE V

                           COVENANTS

               SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment shall be equal to zero and the Aggregate Unpaids have been paid in full, unless the Company shall otherwise consent in writing:

                      (a) Financial Reporting. The Transferor will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative
Agent:

                         (i)  Annual Reporting.  Within ninety
     (90) days after the close of each of its fiscal years, audited financial statements, prepared in accordance with generally accepted accounting principles on a con-solidated and consolidating basis (consolidating state-ments need not be audited by such accountants) for it-self and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows (consolidating statements of shareholder's equity and cash flows need not be delivered), accompanied by an unqualified audit report signed by independent certi-fied public accountants, acceptable to the Administra-tive Agent, prepared in accordance with generally ac-cepted auditing standards and any management letter prepared by said accountants and a letter of said ac-countants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                   (ii)  Quarterly Reporting.  Within forty-
     five (45) days after the close of the first three quar-terly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer (consolidating statements of shareholder's equity and cash flows need not be delivered).

                         (iii)  Compliance Certificate.  Together
     with the financial statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential
     Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3.

                            (iv)  Shareholders Statements and
     Reports. Promptly upon the furnishing thereof to the shareholders of the Transferor, copies of all financial statements, reports and proxy statements so furnished.

                        (v)  S.E.C. Filings.  Promptly upon the
     filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Transferor or any subsidiary files with the Securities and Exchange Commission.

                       (vi)  Notice of Termination Events or
     Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                      (vii)  Change in Credit and Collection
     Policy and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

                   (viii)  Credit and Collection Policy.  Upon
     request of the Company, a complete copy of the Credit and Collection Policy then in effect.

                      (ix)  Other Information.  Such other
     information (including non-financial information) as the Administrative Agent may from time to time reasonably request.

                  (b) Conduct of Business. The Transferor will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantial-ly the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authori-ty to conduct its business in each jurisdiction in which its business is conducted.

                   (c) Compliance with Laws. The Transferor will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                   (d) Furnishing of Information and Inspection of - Records. The Transferor will furnish to the Company from time to time such information with respect to the Receivables as the Company may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours permit the Company, or its agents or representatives upon three Business Days notice, (i) to examine and make copies of and abstracts from all Records and
(ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

                  (e) Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operat-ing procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the de-struction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Company notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (f) Performance and Compliance with Receivables and Contracts. The Transferor will at its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables. The Transferor will cause each Designated Subsidiary, at its expense, to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                  (g)  Credit and Collection Policies.  The
Transferor will, and will cause each Designated Subsidiary to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (h) Collections. The Transferor shall, and shall cause each Designated Subsidiary to, instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Ac-count. The Transferors may, however, in connection with Obligors which would otherwise be over their credit limit if goods were shipped prior to payment, direct Obligors to make payments di-rectly to the Transferor which shall deposit such Collections in a Lock-Box Account pursuant to Section 5.1(i) below.

                  (i) Collections Received. The Transferor shall, and shall cause each Designated Subsidiary to, hold in trust, and deposit, immediately, but in any event not later than two
Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor or the Designated Subsidiary (including without limitation, in the case of the Transferor, all Collections deemed to have been received by the Transferor under Section 2.9(a)).

                  (j) Sale Treatment. The Transferor shall report the transactions contemplated by the Agreement on its financial statements as a sale of the Transferred Interest to the Company.

               SECTION 5.2. Negative Covenants of Transferor. During the term of this Agreement, unless the Company shall otherwise consent in writing:

                 (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Transferor will not sell, assign (by opera-tion of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                 (b)  No Extension or Amendment of Receivables.
Except as otherwise permitted in Section 6.2 the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (c)  No Change in Business or Credit and
Collection Policy. The Transferor will not make, and shall cause each Designated Subsidiary not to make, any change in the charac-ter of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable.

                   (d) No Mergers, Etc. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person; provided, however, that the Transferor may consolidate or merge with a Person if the Transferor shall be the surviving entity and such merger or consolidation does not cause a Termination Event or Potential Termination Event.

                    (e) Change in Payment Instructions to Obligors. The Transferor will not, and shall cause each Designated
Subsidiary not to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative
Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                  (f)  Deposits to Lock-Box Accounts.  The
Transferor will not, and shall cause each Designated Subsidiary not to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash pro-ceeds other than Collections of Receivables.

                  (g) Change of Name, Etc. The Transferor will not change its name, identity or structure or its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Collateral Agent
(i) UCC financing statements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Company's ownership interests or security interests in the Receivables and (ii) the Lock-Box Agreements and, in the case of the Lock-Box Agreements, the Lock-Box Banks necessary to reflect such change and to continue to enable the Collateral Agent to exercise its rights contained in Section 2.8.

                  (h)  Amendment to Purchase Agreement.  The
Transferor will not amend, modify, or supplement the Purchase Agreement, except with the prior written consent of the Company; nor shall the Transferor take any other action under the Purchase Agreement that shall have a material adverse affect on the Compa-ny.


               SECTION 5.3.  Financial Covenants of Transferor.

           (a) Interest Coverage Ratio. The Transferor will not permit the Interest Coverage Ratio for each rolling four
Quarterly Periods ending on any Quarterly Date after January 1,
1994 to be less than 2.0 to 1.0.

           (b) Leverage Ratio. The Transferor will not permit the Leverage Ratio to exceed 55% on any Quarterly Date.




                           ARTICLE VI

                 ADMINISTRATION AND COLLECTIONS

               SECTION 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Company gives notice to LADD Furniture, Inc. of the designation of a new Collection Agent, LADD Furniture, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Company may, upon the occurrence of any Termination Event designate as Collection Agent any Person (including itself) to succeed LADD Furniture, Inc. or any successor Collection
Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Upon the occurrence of a Potential Termination Event or a Termination Event, the Company may notify any Obligor of the Transferred Interest.

               SECTION 6.2.  Duties of Collection Agent.

                 (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, and with the care and diligence which the Collection Agent employs in servicing similar receivables for its own account, in accordance with the Credit and Collection Policy. Each of the Transferor and the Company hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6. The Collection Agent shall segregate and deposit to the Company's account the Company's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Transferor may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, but not beyond sixty (60) days, and extend the maturity or adjust the Outstanding Balance as the Transferor may determine to be appropriate to maximize Collec-tions thereof; provided, however, that such extension or ad-justment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor and the Company in accor-dance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Termination Event or a Potential Termination Event the Company shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Transferor or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

                  (b)  The Collection Agent shall hold for the
benefit of the Transferor Collections received minus the Percentage Factor of such Collections. On the last day of each Tranche Period, the Collection Agent shall deduct from such Collections and pay to the Company in reduction of the Net Investment any amounts due under Section 2.9 hereof and unpaid from the Transferor or any Designated Subsidiary and turn the remainder of such Collections over to the Transferor. In addition, the Collection Agent shall, as soon as practicable fol-lowing receipt thereof, turn over to the Transferor any collec-tions of any indebtedness of any Obligor which is not a Receiv-able. If the Transferor is not the Collection Agent, the Collec-tion Agent, by giving three Business Days' prior written notice to the Company, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obli-gations hereunder as documented to the reasonable satisfaction of the Company. The Collection Agent, if other than the Transferor, shall as soon as practicable upon demand, deliver to the Trans-feror all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  (c) On or before 90 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 1994, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent or the Transferor) to furnish a report to the Company to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, and that, on the basis of the agreed upon procedures set forth in Exhibit P and such comparison, such firm will issue an agreed upon procedures report to the Collection Agent stating that such accountants have performed the procedures outlined on Exhibit P hereto and stating the results thereof.

                   (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not included in the Transferred Interest other than to deliver to the Transferor the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

               SECTION 6.3.  Rights After Designation of New
Collection Agent. At any time following the designation of a Collection Agent (other than the Transferor) pursuant to Section
6.1:

                 (i)  The Company may direct that payment
     of all amounts payable under any Receivable be made directly to the Company or its designee.

                          (ii)  The Transferor shall, at the
     Company's request and at the Transferor's expense, give notice of the Company's ownership of Receivables to each Obligor and direct that payments be made directly to the Company or its designee.

                         (iii)  The Transferor shall, at the
     Company's request, (A) assemble all of the Records, and shall make the same available to the Company at a place selected by the Company or its designee, and (B) segre-gate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company or its designee.

                          (iv)  The Transferor hereby authorizes
     the Company to take any and all steps in the Transferor's name and on behalf of the Transferor nec-essary or desirable, in the determination of the Com-pany, to collect all amounts due under any and all Re-ceivables, including, without limitation, endorsing the Transferor's or any Designated Subsidiary's name on checks and other instruments representing Collections and enforcing such Receivables and the related Con-tracts.

               SECTION 6.4. Responsibilities of the Transferor. Any-thing herein to the contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Company of its rights hereunder shall not relieve the Transferor from such obligations, (ii) cause each Designated Subsidiary to perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder or under the Purchase Agreement and the exercise by the Company of its rights hereunder shall not relieve the Designated Subsidiaries from such obligations and (iii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. The Company shall not have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor or any Designated Subsidiary thereunder.

                         ARTICLE VII

                       TERMINATION EVENTS

               SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                    (a)  (i)  the Collection Agent shall fail to
perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.1(a)) and such failure shall remain unremedied for ten (10) days, or
(ii) either the Collection Agent or the Transferor shall fail to make any payment or deposit to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

                     (b) any representation, warranty, certification or statement made by the Transferor in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

                     (c)  the Transferor shall default in the
observance or performance of the terms, covenants, conditions or agreements on the Transferor's part (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(b), 5.1(g), 5.1(h), 5.1(i), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h) or
Section 5.3 or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause
(ii) shall remain unremedied for a period of ten (10) days after the earlier of (A) notice thereof shall have been given to the Transferor by the Company or the Administrative Agent and (B) the date on which the Transferor knew or should have known in the exercise of reasonable care of the default; or

                     (d) failure of the Transferor or any of its Sub-sidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $1,000,000 is governed;
or the default by the Transferor or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $1,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agree-ment; or any Indebtedness greater than $1,000,000 shall be de-clared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

                     (e) any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent or any Designated
Subsidiary or any Material Subsidiary of either the Transferor or the Collection Agent; or

                     (f) the Company shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables; or

                     (g) the Transferor shall enter into any trans-action or merger whereby it is not the surviving entity; or

                     (h) there shall have occurred any event which materially affects the Transferor's ability to either collect the Receivables or to perform under this Agreement or under the Purchase Agreement; or

                     (i) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under its agreements with the Company;
or

                     (j) the Commercial Paper issued by the Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, unless such downgrading is the result of the Credit Support Provider being downgraded; or

                     (k) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net
Investment on the next day, bringing the Percentage Factor to less than or equal to 95% or the Percentage Factor equals or ex-ceeds 100% at any time; or

                    (l) the Dilution Ratio for any Fiscal Month ex-ceeds 10.0%; or

                    (m) the Loss to Liquidation Ratio averaged for any three (3) consecutive Fiscal Months exceeds 1.5%; or

                    (n) the Delinquency Ratio for averaged for any two (2) consecutive Fiscal Months exceeds 11.0%; or

                    (o) the Purchase Agreement shall be terminated or the Transferor or any Designated Subsidiary shall default in any material respect in the performance its obligation thereunder.

               SECTION 7.2. Termination. (a) If a Termination Event occurs, the Company may, by notice to the Transferor, declare all outstanding Tranche Periods to be ended and designate the Base
Rate plus 2% to be applicable to the Net Investment.

                   (b) In addition, if any Termination Event occurs the Company and the Collateral Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of ac-counts under the UCC by applicable law in respect thereto.

                           ARTICLE VIII

           INDEMNIFICATION; EXPENSES; RELATED MATTERS

               SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Company may have hereunder or under applicable law, the Transferor and the Designated Subsidiaries, jointly and severally, hereby agree to indemnify the Company, the Liquidity Provider and the Credit Support
Provider and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabili-ties, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider or the Company) and disbursements
(all of the foregoing being collectively referred to as "Indemni-fied Amounts") awarded against or incurred by any of them arising out of or as a result of a breach of any representation or warranty or covenant made by Transferor of this Agreement or the ownership, either directly or indirectly, by the Company of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful miscon-duct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor and the Designated Subsidiaries, jointly and severally, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                       (i)  reliance on any representation or
     warranty made by the Transferor or any Designated Subsidiary (or any officers of any of them) under or in connection with this Agreement, the Purchase Agreement, any Investor Report or any other information or report delivered by the Transferor or a Designated Subsidiary pursuant hereto or pursuant to the Purchase Agreement, which shall have been false or incorrect in any mate-rial respect when made or deemed made;

                       (ii)  the failure by the Transferor or
     any Designated Subsidiary to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                       (iii)  the failure to vest and maintain
     vested in the Company an undivided percentage ownership interest, to the extent of the Transferred Interest, in the Receivables free and clear of any Adverse Claim;

                       (iv)  the failure to file, or any delay
     in filing, financing statements, continuation state-ments, or other similar instruments or documents under the UCC of any applicable jurisdiction or other appli-cable laws with respect to any Receivable;

         (v)  any dispute, claim, offset or de-
     fense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

        (vi)  any failure of the Transferor, as
     Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
     Article VI; or

              (vii)  any products liability claim or
     personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider ratably to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor and not attributable to any Other Transferor, the Transferor and the Designated Subsidiaries shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or a Designated Subsidiary, such Other Transferors shall be solely liable for such Indemnified Amounts.

             SECTION 8.2. Indemnity for Taxes, Reserves and Expens-es. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

            (i)  shall subject any Indemnified Party
     to any tax, duty or other charge with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Trans-ferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                   (ii)  shall impose, modify or deem appli-
     cable any reserve, special deposit or similar re-quirement (including, without limitation, any such re-quirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

                        (iii)  imposes upon any Indemnified Party
     any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Trans-ferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by the Company, the Transferor and the Designated Subsidiaries, jointly and severally, shall be obligated to pay to the Company such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                              (b)  If any Indemnified Party shall have
determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpreta-tion thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official
Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a conse-quence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party
(or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its poli-cies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by the Company, the Transferor and the Designated Subsidiaries, jointly and severally, shall be obligated to pay to the Company such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                         (c)  The Company will promptly notify the
Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Company claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Company may use any reasonable averaging and attributing methods.

                   (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 ("Section 8.2 Costs") to the Transferor and each Other Transferor; and provided, further, that if such Section 8.2 Costs are attributable to the Transferor or a Designated Subsidiary and not attributable to any Other Transfer-or, the Transferor and the Designated Subsidiaries shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor or a Designated Subsidiary, such Other
Transferors shall be solely liable for such Section 8.2 Costs.

               SECTION 8.3. Other Costs, Expenses and Related Matters. (a) The Transferor and the Designated Sub-sidiaries, jointly and severally, shall be obligated to pay, upon receipt of a written invoice, and to save the Company and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company) incurred by or on behalf of the Company and the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or in-struments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protection of the Transferred Interest) and
(ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement or the Purchase Agreement, (b) arising in connection with the Company's or its agent's enforcement or preservation of rights (in-cluding, without limitation, the perfection and protec-tion of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or the Purchase Agreement (all of such amounts, collectively, "Transaction Costs").

                 (b)  The Transferor and the Designated
Subsidiaries, jointly and severally, shall be obligated to pay to the Company on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

               SECTION 8.4.  Reconveyance Under Certain Cir-
cumstances.
                   (a)  Transferor agrees to accept the
reconveyance from the Company of the Transferred Interest if the Company notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Sections 3.1(a), 3.1(b), 3.1(c), 3.1(f),
3.1(i), 3.1(k) or 3.1(q) of this Agreement and Transferor shall fail to cure such breach within 30 days of such no-tice. The reconveyance price shall be paid by the Trans-feror to the Company in immediately available funds on such 30th day in an amount equal to the Aggregate
Unpaids.
                     (b)  In the event of a material breach of
any representation or warranty made or deemed made pursu-ant to Sections 3.1(d), 3.1(e), 3.1(g), 3.1(h), 3.1(j),
3.1(l), 3.1(m), 3.1(p) or 3.1(r), the Transferor agrees to accept the reconveyance from the Company of the Trans-ferred Interest in any Receivable created on and after the date of such breach if the Company notifies Transfer-or of such breach and the Transferor shall fail to cure such breach within 30 days (or, in the case of the repre-sentations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Company in immediately available funds on such 30th day (or 3rd day, if appli-cable) in an amount equal to the Outstanding Balance of any such Receivable.
                       ARTICLE IX

                      MISCELLANEOUS

            SECTION 9.1.  Term of Agreement.  This Agree-
ment shall terminate following the Termination Date when the Net Investment has been reduced to zero, all accrued
Discount has been paid in full and all other Aggregate
Unpaids have been paid in full; provided, however, that
(i) the rights and remedies of the Company with respect to any representation and warranty made or deemed to be made by Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 9.9, shall be continuing and shall survive any termination of this Agreement.

           SECTION 9.2.  Waivers; Amendments.  No failure
or delay on the part of any party to this Agreement in exercising any power, right or remedy under this Agree-ment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.
Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Company and the Designated Subsidiar-ies.

               SECTION 9.3.  Notices.  Except as provided
below, all communications and notices provided for here-under shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may here-after specify for the purposes of notice to such party.
Each such notice or other communication shall be effec-tive (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor.
However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

               If to the Company:

                              Enterprise Funding Corporation
                              c/o Merrill Lynch Money Markets Inc.
                              World Financial Center--South Tower
                              225 Liberty Street
                              New York, New York  10218
                              Telephone:  (212) 236-7200
                              Telecopy:   (212) 236-7584

                              (with a copy to the Administrative Agent)

               If to the Transferor or the Designated Subsid-iaries:

                              LADD Furniture, Inc.
                              William S. Creekmuir
                              Senior V.P. and CFO
                              One Plaza Center
                              Box HP3
                              High Point, NC 27261-1500
                              Telephone:  (910) 889-0333
                              Telecopy:   (910) 888-6344

               with copy to:

                              Petree Stockton, L.L.P.
                              3500 One First Union Center
                              Charlotte, NC 28202-6001
                              Attention:  Eileen M. Taylor
                              Telephone:  (704) 338-5000
                              Telecopy:   (704) 338-5125
               If to the Collateral Agent:

                              NationsBank of North Carolina, N.A.
                              NationsBank Corporate Center--7th Floor
                              Charlotte, NC  28255
                              Attention:  Michelle M. Heath--
                                          Investment Banking
                              Telephone:  (704) 386-7922
                              Telecopy:   (704) 386-2471

               If to the Administrative Agent:

                              NationsBank of North Carolina, N.A.
                              NationsBank Corporate Center--7th Floor
                              Charlotte, NC  28255
                              Attention:  Michelle M. Heath--
                                          Investment Banking
                              Telephone:  (704) 386-7922
                              Telecopy:   (704) 386-2471

               SECTION 9.4.  Governing Law; Submission to
Jurisdiction; Integration.

               (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NORTH CAROLINA.  THE PARTIES HERETO HEREBY SUBMIT TO THE
NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT
COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY
NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK AND
OF ANY FEDERAL OR STATE COURT SITTING IN CHARLOTTE, NORTH
CAROLINA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY. The parties hereto hereby irrevo-cably waive, to the fullest extent it may effectively do so, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconve-nient forum. Nothing in this Section 9.4 shall affect the right of the Company to bring any action or proceed-ing against the Transferor, any Designated Subsidiary or its property in the courts of other jurisdictions.

               (b)  This Agreement contains the final and
complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings, including but not limited to the mandate letter dated
January 18, 1994.

               SECTION 9.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 9.6.  Successors and Assigns.  (a)
This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, howev-er, that the Transferor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Company. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred
Interest.

                    (b)  The Transferor hereby agrees and
consents to the complete assignment by the Company of all of its rights under, interest in, title to and obliga-tions under this Agreement to the Collateral Agent.

               SECTION 9.7. Waiver of Confidentiality. The Transferor hereby consents to the disclosure of any non-public information with respect to it received by the Company or the Administrative Agent to any of the Compa-ny, any nationally recognized rating agency rating the Company's commercial paper, the Administrative Agent, the Collateral Agent, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

               SECTION 9.8. Confidentiality Agreement. The Transferor hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Collateral Agent, the Administrative Agent, the Liquidity Provider or the Credit Support Provider to any other Person except
(i) its auditors and attorneys, employees, financial advisors (other than any commercial bank, except as provided below) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or generally acceptable ac-counting principles. Notwithstanding the foregoing, with respect to lenders to the Transferor, the Transferor may provide a copy of this Agreement to such lenders only if required to do so pursuant to the terms at any agreement between the Transferor and such lenders existing on the date hereof. The Transferor shall be permitted to dis-close the terms of this Agreement, to the extent such terms relate to the amount of the Net Investment and the Facility Limit and the tenor hereof; provided, however, that the Transferor shall not disclose the fees set forth in the Fee Letter or the calculation of the Percentage Interest.

               SECTION 9.9. Confidentiality Agreement of the Company. Subject to Section 9.7, the Company hereby agrees, and covenants to use its best efforts to cause the Administrative Agent to agree, that it will not dis-close the contents of this Agreement or any other propri-etary or confidential information of the Transferor and the Designated Subsidiaries to any other Person except
(i) the Company's auditors and attorneys, employees, and financial advisors provided, such auditors, attorneys, employees, or financial advisors are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or generally accepted account-ing principles.

               SECTION 9.10. No Bankruptcy Petition Against the Company. The Transferor and each Designated Subsid-iary hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               SECTION 9.11. No Recourse Against Stockhold-ers, Officers or Directors. No recourse under any obli-gation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stock-holder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or other-wise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Compa-ny, and that no personal liability whatever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agree-ments of the Company contained in this Agreement, or implied therefrom, and that any and all personal liabili-ty for breaches by the Company of any of such obliga-tions, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill
Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

            SECTION 9.12.  Characterization of the Transac-
tions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, convey-ing good title thereto free and clear of any Adverse
Claims to the Company and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Company, and the Trans-feror hereby grants to the Company, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receiv-ables, together with Related Security and Collections with respect thereto, and that this Agreement shall con-stitute a security agreement under applicable law.

           SECTION 9.13.  Company Certificate. The Trans-
feror shall maintain a register in which it shall record the name and address of each holder of the Company Cer-tificate. The initial holder thereof shall be the Compa-ny. Each holder of the Company Certificate agrees to give the Transferor prompt notice of any transfer of the Company Certificate as well as the name and address of any subsequent holder thereof. Prior to the presentation of the Company Certificate for registration of transfer, the Company may treat the Person in whose name the Compa-ny Certificate is registered as owner hereunder for all purposes whatsoever.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration
Agreement as of the date first written above.


                        ENTERPRISE FUNDING CORPORATION,
                        as Company


                        By:
                        Name:
                        Title:


                        LADD FURNITURE, INC.,
                        as Transferor

                        By:
                        Name:
                        Title:


                         CLAYTON-MARCUS COMPANY, INC.



                         By:
                            Name:
                            Title:


                         BARCLAY FURNITURE CO.



                         By:
                            Name:
                            Title:


                         LADD TRANSPORTATION, INC.



                         By:
                            Name:
                            Title: